UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2025

Y-MABS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38650	47-4619612
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

202 Carnegie Center

Suite 301

Princeton, New Jersey, 08540

(Address of principal executive offices) (Zip Code)

(646) 885-8505

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common Stock, $0.0001 par value	YMAB	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

Agreement and Plan of Merger

As previously disclosed in the Current Report on Form 8-K filed by Y-mAbs Therapeutics, Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”) on August 4, 2025, the Company is party to an Agreement and Plan of Merger, dated as of August 4, 2025 (the “Merger Agreement”), with Perseus BidCo US, Inc., a Delaware corporation (“Parent”), and Yosemite Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”) and; solely for purposes of Section 5.16 and Article 8 thereof, Stark International Lux, a Luxembourg private limited liability company (société à responsabilité limitée).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, on August 18, 2025, Purchaser commenced a cash tender offer (the “Offer”) to acquire all of the outstanding shares of common stock of the Company, par value $0.0001 per share (the “Shares”), at a price of $8.60 per Share (the “Offer Price”) in cash, without interest and subject to any applicable withholding of taxes and subject to the satisfaction or waiver, to the extent permitted under applicable legal requirements, of certain conditions set forth in the Merger Agreement.

The Offer expired at one minute following 11:59 p.m., Eastern Time, on September 15, 2025 (such date and time, the “Expiration Time”) and was not extended. Equiniti Trust Company, LLC, in its capacity as depositary for the Offer (the “Depositary"), advised the Company that approximately 39,827,138 Shares were validly tendered (excluding any Shares tendered pursuant to guaranteed delivery procedures that have not yet been received by the Depositary for the Offer, as defined by Section 251(h)(6) of the General Corporation Law of the State of Delaware (the “DGCL")) and not validly withdrawn pursuant to the Offer, representing approximately 87.22% of the then outstanding Shares. Accordingly, the Minimum Condition (as defined in the Merger Agreement) has been satisfied. Purchaser has accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer prior to the Expiration Time and payment for such Shares has been or will be made promptly in accordance with the terms of the Offer.

Following the completion of the Offer and the satisfaction or waiver of certain conditions set forth in the Merger Agreement, on September 16, 2025, Parent, Purchaser and the Company, pursuant to Section 251(h) of the DGCL and without a vote of the Company’s stockholders, effected a merger of Purchaser with and into the Company (the “Merger”), with the separate corporate existence of Purchaser ceasing and the Company surviving the Merger under the name “Y-mAbs Therapeutics, Inc.” as a wholly owned subsidiary of Parent, pursuant to the Merger Agreement (the “Surviving Corporation”).

At the effective time of the Merger (the “Effective Time”), each Share then outstanding (other than Shares (a) held by the Company (or in the Company’s treasury), Parent, Purchaser, any other direct or indirect wholly owned subsidiary of Parent, or by stockholders of the Company who have properly exercised and perfected their statutory rights of appraisal under Delaware law, or (b) irrevocably accepted for purchase in the Offer (such Shares described in clause (a) and clause (b) of this paragraph, the “Excluded Shares”) was converted into the right to receive the Offer Price (the “Merger Consideration”), without interest and subject to any applicable withholding of taxes.

In addition, at the Effective Time:

•	each of the Company’s stock options (the “Options”) outstanding as of immediately prior to the Effective Time, whether vested or unvested, was automatically canceled and converted into the right to receive cash, without interest, equal to the product of (a) the total number of Shares subject to such Option immediately prior to the Effective Time, multiplied by (b) the excess of the Merger Consideration over the exercise price payable per Share under such Option. Each Option with an exercise price equal to or in excess of the Merger Consideration was automatically cancelled for no consideration;

•	each of the Company’s restricted stock unit awards other than the PSU Awards (as defined below) (the “RSU Awards”) outstanding as of immediately prior to the Effective Time, whether vested or unvested, was automatically cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (a) the total number of Shares issuable in settlement of such RSU Award immediately prior to the Effective Time, multiplied by (b) the Merger Consideration; and

•	each of the Company’s restricted stock unit awards that are subject to any performance-based vesting conditions (the “PSU Awards”) outstanding as of immediately prior to the Effective Time, whether vested or unvested, was automatically cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (a) the maximum number of Shares issuable in settlement of such PSU Award immediately prior to the Effective Time, multiplied by (b) the Merger Consideration.

The aggregate consideration paid in the Offer and the Merger was approximately $413 million without giving effect to related transaction fees and expenses, which Parent funded through a combination of cash on hand and short-term financing.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 of the Current Report on Form 8-K filed by the Company with the SEC on August 5, 2025, and is incorporated by reference herein.

The information set forth in Items 3.01, 5.01 and 5.03 is incorporated by reference into this Item 2.01.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Offer and the Merger, on September 16, 2025, the Company requested that the Nasdaq Global Select Market (“Nasdaq”) suspend the Shares from trading effective as of the open of trading on September 16, 2025, remove the Shares from listing on Nasdaq and file with the SEC an application on Form 25 to report the delisting of the Shares from Nasdaq (the “Form 25”). Nasdaq has informed the Company that on September 16, 2025, in accordance with the Company’s request, Nasdaq filed the Form 25 with the SEC in order to provide notification of such delisting and to effect the deregistration of the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 with respect to the Shares, requesting the deregistration of the Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Items 2.01 and 3.01 above and in Items 5.01 and 5.03 below of this Current Report on Form 8-K is incorporated herein by reference. From and after the Effective Time, holders of Shares (other than Excluded Shares) immediately prior to such time ceased to have any rights as stockholders of the Company (other than their right to receive the Merger Consideration for each Share held, pursuant to the Merger Agreement).

Item 5.01 Changes in Control of Registrant.

At the Effective Time, the Company became a wholly owned subsidiary of Parent. As a result of Purchaser’s acquisition of the Shares pursuant to the Offer and the consummation of the Merger, a change of control of the Company occurred. The information contained in Items 2.01, 3.01 and 3.03 above and in Items 5.02 and 5.03 below of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

Effective immediately following and contingent upon the consummation of the Merger, Thomas Gad, David N. Gill, Laura J. Hamill, James I. Healy, Michael Rossi, Ashutosh Tyagi and Johan Wedell-Wedellsborg resigned from his or her position as a member of the Company’s board of directors (the “Board”) and all committees thereof. Such resignations from the Board were in connection with the transactions contemplated by the Merger Agreement and were not a result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices or any other matter.

Resignation of Certain Officers

In addition, effective immediately following and contingent upon the consummation of the Merger, Michael Rossi resigned as the Company’s President and Chief Executive Officer, Thomas Gad resigned as the Company’s Chief Business Officer, Peter Pfreundschuh resigned as the Company’s Executive Vice President, Chief Financial Officer and Treasurer, Joris Wiel Jan Wilms resigned as the Company’s Senior Vice President and Chief Operating Officer, Douglas J. Gentilcore resigned as the Company’s Senior Vice President and Danyelza Business Unit Head, John LaRocca resigned as the Company’s Senior Vice President and General Counsel and Secretary and Robert Gunning resigned as the Company’s Assistant Treasurer. Such resignations were in connection with the transactions contemplated by the Merger Agreement and were not a result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices or any other matter.

Successor Directors and Officers

At the Effective Time, in connection with the Merger and in accordance with the terms of the Merger Agreement, the directors of Purchaser, Vanessa Wolfeler, Robert Duffield and Daniel Dolan, became the directors of the Surviving Corporation.

Also in connection with the Merger and in accordance with the terms of the Merger Agreement, the following individuals became the officers of the Surviving Corporation in the offices set forth opposite their names below:

Vanessa Wolfeler – President

Robert Duffield – Secretary

Daniel Dolan – Treasurer

Biographical information regarding Ms. Wolfeler and Messrs. Duffield and Dolan can be found in Schedule I of the Offer to Purchase, which was filed as Exhibit (a)(1)(i) to the Tender Offer Statement on Schedule TO filed by Parent and Purchaser with the SEC on August 18, 2025, as subsequently amended, which information is incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporations or Bylaws, Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company (the “Certificate of Incorporation”) was amended and restated in its entirety. The Certificate of Incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. In addition, pursuant to the Merger Agreement, at the Effective Time, the Company’s by-laws (the “By-Laws”) were amended and restated in their entirety. The By-Laws are filed as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of August 4, 2025, by and among Y-mAbs Therapeutics, Inc., Perseus BidCo US, Inc., Yosemite Merger Sub, Inc., and solely for purposes of Section 5.16 and Article 8 thereof, Stark International Lux (filed as Exhibit 2.1 to Y-mAbs Therapeutics Inc.’s Current Report on Form 8-K, filed on August 5, 2025, and incorporated herein by reference)*
3.1	Amended and Restated Certificate of Incorporation of Y-mAbs Therapeutics, Inc.
3.2	Amended and Restated By-Laws of Y-mAbs Therapeutics, Inc.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

* Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to provide copies of any of the omitted exhibits and schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Y-MABS THERAPEUTICS, INC.

Dated: September 16, 2025	By:	/s/ Vanessa Wolfeler
Vanessa Wolfeler
President